Exhibit 99.1

10050 Crosstown Circle, Suite 500, Eden Prairie, MN  55344

DATALINK REPORTS 2016 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Second Quarter and Six Month Revenues Up 9% and 2% Year-Over-Year, Respectively

Second Quarter and Six Month Earnings from Operations Up 212% and 182% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., July 28, 2016 — Datalink (Nasdaq: DTLK), a leading provider of IT services and solutions, today reported results for its second quarter and six months that ended June 30, 2016.  Revenues for the quarter ended June 30, 2016, increased 9% to $199.2 million compared to $182.6 million for the quarter ended June 30, 2015, and increased 21% over revenues of $164.6 million in the first quarter of 2016.  Revenues for the six months ended June 30, 2016, increased 2% to $363.8 million compared to $358.0 million for the six months ended June 30, 2015.

GAAP Results

On a GAAP basis, the company reported net earnings of $3.9 million or $0.18 per diluted share for the second quarter ended June 30, 2016.  This compares to net earnings of $661,000 or $0.03 per diluted share in the second quarter of 2015. For the six months ended June 30, 2016, the company reported net earnings of $3.4 million or $0.16 per diluted share, compared to net earnings of $647,000, or $0.03 per diluted share, for the six months ended June 30, 2015.  The income tax expense for the quarter and six months ended June 30, 2016 includes discrete tax benefits of approximately $1.6 million and $1.4 million, respectively, primarily due to research and development tax credits for 2012 thru 2016.  The company has determined that certain activities it performs qualify for research and development tax credits as defined by Internal Revenue Code Section 41.  Excluding this credit, earnings per diluted share for the quarter and six months ended June 30, 2016 would have been $0.10 and $0.08, respectively.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2016 were $3.9 million, or $0.18 per diluted share, compared to non-GAAP net earnings of $2.7 million, or $0.12 per diluted share, in the second quarter of

2015.  For the six months ended June 30, 2016, the company reported non-GAAP net earnings of $5.2 million, or $0.24 per diluted share, compared to non-GAAP net earnings of $5.0 million, or $0.22 per diluted share, for the six months ended June 30, 2015.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein. The income tax expense for the quarter and six months ended June 30, 2016 includes discrete tax benefits primarily for research and development tax credits of $500,000 on an annualized basis for 2016.  Excluding this credit, non-GAAP earnings per diluted share for the quarter and six months ended June 30, 2016 would have been $0.17 and $0.22, respectively.

Highlights

•                  Second quarter earnings from operations increased 212% to $3.7 million on a GAAP basis and 35% to $6.4 million on a non-GAAP basis compared to second quarter 2015.

•                  A 132% year-over-year increase in sales of all-flash storage, with flash now representing 51% of the company’s storage sales compared to 21% in 2015. Flash storage yields lower gross margins than traditional storage but helps to offset continued declines in traditional storage revenues and also drives migration and other consulting services when part of a converged solution.

•                  A 5% year-over-year increase in total services revenues, reflecting the company’s emphasis on growing its services business. Services comprised 41% of the company’s year to date revenues in 2016, up from 40% in the first six months of 2015.

•                  A continued increase in $1 million+ customers, with seven-figure spending by 40 organizations in the second quarter of 2016 compared to 30 in the same period in 2015.

•                  A #45 ranking on CRN’s 2016 Solution Provider 500 list of the top technology integrators, solution providers and IT consultants in North America by revenue, as well as its fifth consecutive CRN Tech Elite 250 honor reflecting the company’s extensive list of advanced technical certifications.

•                  Strong balance sheet with the company ending the quarter with over $70.8 million of cash and investments and no debt.

Outlook

“We had a solid second quarter, highlighted by strong revenue and earnings growth.  Contributing to this growth were several seven-figure data center modernization contracts that demonstrate the complex mix of technologies and services required to optimize data center operations today. Our ability to provide a full range of consulting, project planning and management, implementation, data migration and automation services were instrumental in securing these contracts,” said Paul Lidsky, Datalink’s president and CEO. “At the same time, the market has accepted flash storage at a faster rate than we expected earlier in the year, which impacts our overall revenue growth and gross margins.  As a result we no longer believe our annual growth rate will reach our original forecast of 4% to 6% and instead our annual growth rate will be more in line with industry averages.”

Conference Call and Webcast Today

Datalink will hold a conference call shortly afterward at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (855) 826-6150.  Participants will be asked to identify the Datalink conference call and provide the designated identification number (40503009).  A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

Datalink is a complete IT services provider that helps companies transform their technology, operations, and service delivery to meet business challenges. Combining extensive experience, a full lifecycle of services and a comprehensive approach to producing IT innovations that empower positive business outcomes, Datalink delivers success across cloud IT transformation, next generation technology, and security. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) anticipated margin pressure and plans to drive profitable growth, and (ii) Datalink’s projections of certain anticipated 2016 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2015, including, but not limited to: the level of continuing demand for IT services and solutions including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us;

the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; customers switching to solid state storage solutions; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311

Email: jills@sspr.com

DATALINK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales:
Products	$123,631	$108,787	$214,306	$215,523
Services	75,562	73,844	149,519	142,460
Total net sales	199,193	182,631	363,825	357,983

Cost of sales:
Cost of products	99,959	88,186	173,058	173,968
Cost of services	60,662	57,973	120,723	112,375
Total cost of sales	160,621	146,159	293,781	286,343
Gross profit	38,572	36,472	70,044	71,640
Operating expenses:
Sales and marketing	18,036	18,289	33,671	35,711
General and administrative	7,293	6,475	14,126	13,484
Engineering	8,011	8,626	16,043	16,868
Integration and transaction costs	184	70	184	520
Amortization of intangibles	1,370	1,833	2,775	3,906
Total operating expenses	34,894	35,293	66,799	70,489
Earnings from operations	3,678	1,179	3,245	1,151
Interest income	152	56	280	127
Interest expense	(75)	(46)	(148)	(113)
Other, net	(137)	(25)	(187)	(24)
Earnings before income taxes	3,618	1,164	3,190	1,141
Income tax expense (benefit)	(245)	503	(240)	494
Net earnings	$3,863	$661	$3,430	$647

Earnings per common share:
Basic	$0.18	$0.03	$0.16	$0.03
Diluted	$0.18	$0.03	$0.16	$0.03
Weighted average common shares outstanding:
Basic	21,050	22,004	21,094	21,977
Diluted	21,733	22,639	21,654	22,518

DATALINK CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$43,783	$39,397
Short term investments	26,968	20,579
Accounts receivable, net	126,175	163,900
Lease receivable	4,486	3,895
Inventories, net	7,615	7,997
Current deferred customer support contract costs	126,727	124,705
Inventories shipped but not installed	17,635	16,616
Income tax receivable	922	—
Other current assets	6,272	3,251
Total current assets	360,583	380,340
Property and equipment, net	8,784	7,963
Goodwill	47,101	47,101
Finite-lived intangibles, net	6,481	9,256
Deferred customer support contract costs, non-current	61,752	60,240
Deferred taxes	9,177	9,177
Long-term lease receivable	6,342	7,017
Other assets	642	703
Total assets	$500,862	$521,797

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$26,980	$24,340
Accounts payable	48,775	73,959
Lease payable	4,110	3,643
Accrued commissions	3,585	3,687
Accrued sales and use taxes	3,906	3,782
Accrued expenses, other	8,347	6,998
Accrued income tax payable	—	4,492
Customer deposits	4,436	4,398
Current deferred revenue from customer support contracts	154,088	151,619
Other current liabilities	509	1,050
Total current liabilities	254,736	277,968
Deferred revenue from customer support contracts, non-current	73,966	72,262
Long-term lease payable	4,857	5,857
Other liabilities, non-current	1,907	942
Total liabilities	335,466	357,029

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,464,328 and 22,627,322 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	22	23
Additional paid-in capital	115,820	114,431
Retained earnings	49,554	50,314
Total stockholders’ equity	165,396	164,768
Total liabilities and stockholders’ equity	$500,862	$521,797

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Earnings from operations on a GAAP basis	$3,678	$1,179	$3,245	$1,151
GAAP operating margin	1.8%	0.6%	0.9%	0.3%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	104	6	105	18
Total gross margin adjustments	104	6	105	18

Stock based compensation expense included in sales and marketing	174	565	439	983
Stock based compensation expense included in general and administrative	514	305	883	738
Stock based compensation expense included in engineering	399	784	808	1,375
Integration and transaction costs	184	70	184	520
Amortization of intangible assets	1,370	1,833	2,775	3,906
Total operating expense adjustments	2,641	3,557	5,089	7,522

Non-GAAP earnings from operations	6,423	4,742	8,439	8,691
Non-GAAP operating margin	3.2%	2.6%	2.3%	2.4%

Interest income (expense), net	(60)	(15)	(55)	(10)
Income tax expense impact including Non-GAAP items	2,418	1,981	3,186	3,637

Non-GAAP net earnings	$3,945	$2,746	$5,198	$5,044

Shares used in non-GAAP per share calculation - Basic	21,050	22,004	21,094	21,977
Shares used in non-GAAP per share calculation - Diluted	21,733	22,639	21,654	22,518

Net earnings per common share - Basic	$0.184	$0.030	$0.163	$0.029
Add:
Impact of gross margin adjustments	$0.005	$0.000	$0.005	$0.001
Impact of operating expense adjustments	$0.125	$0.162	$0.241	$0.342
Tax impact on gross margin and operating expense adjustments	$(0.127)	$(0.067)	$(0.162)	$(0.143)
Non-GAAP net earnings per share - Basic	$0.187	$0.125	$0.246	$0.230

Net earnings per common share - Diluted	$0.178	$0.029	$0.158	$0.029
Add:
Impact of gross margin adjustments	$0.005	$0.000	$0.005	$0.001
Impact of operating expense adjustments	$0.122	$0.157	$0.235	$0.334
Tax impact on gross margin and operating expense adjustments	$(0.123)	$(0.065)	$(0.158)	$(0.140)
Non-GAAP net earnings per share - Diluted	$0.182	$0.121	$0.240	$0.224

DATALINK CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash flows from operating activities:
Net earnings	$3,430	$647
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	(121)	8
Provision (benefit) for bad debts	48	(160)
Depreciation	1,526	1,679
Amortization of finite-lived intangibles	2,775	3,906
Stock based compensation expense	2,129	3,096
Changes in operating assets and liabilities:
Accounts receivable, net, and leases receivable	37,761	40,071
Inventories	(637)	3,935
Deferred costs/revenues/customer deposits, net	677	3,722
Accounts payable and leases payable	(25,717)	(39,437)
Accrued expenses	1,371	(4,189)
Income tax receivable	(922)	333
Income tax payable	(4,492)	—
Other	(2,537)	2,372
Net cash provided by operating activities	15,291	15,983

Cash flows from investing activities:
Purchases, sales, and maturities of trading securities, net	(6,268)	5,511
Purchases of property and equipment	(2,347)	(1,758)
Net cash provided by (used in) investing activities	(8,615)	3,753

Cash flows from financing activities:
Net payments under floor plan line of credit	2,640	(3,344)
Repurchase of common stock	(4,191)	—
Excess tax (benefit) from stock compensation	(310)	170
Tax withholding related to stock-based awards	(429)	(887)
Net cash used in financing activities	(2,290)	(4,061)

Increase in cash and cash equivalents	4,386	15,675
Cash and cash equivalents, beginning of period	39,397	27,725
Cash and cash equivalents, end of period	$43,783	$43,400

Supplemental cash flow information:
Cash paid for income taxes	$5,481	$113
Cash received for income tax refunds	—	88
Cash paid for interest expense	148	21